UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 2, 2018

GANNETT CO., INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36874	47-2390983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia		22107-0910
(Address of principal executive offices)		(Zip Code)
(703) 854-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.
On July 2, 2018, Gannett Co., Inc. (“Gannett”), completed its previously announced acquisition of WordStream, Inc. (“WordStream”). Pursuant to the Agreement and Plan of Merger, dated as of May 9, 2018, by and among Gannett, Orca Merger Sub, Inc., a wholly owned subsidiary of Gannett (“Merger Sub”), Wordstream  and Shareholder Representative Services LLC (the “Equityholder Representative”), as amended by that certain Letter Agreement, dated as of June 20, 2018, by and among Gannett, Merger Sub, WordStream and the Equityholder Representative (collectively, the “Merger Agreement”), Merger Sub merged with and into WordStream (the “Merger”), with WordStream surviving the Merger as a wholly owned subsidiary of Gannett.
The total merger consideration payable by Gannett to WordStream’s equityholders upon the closing of the Merger was approximately $145 million in cash, which Gannett funded through a combination of cash on hand and borrowings under its revolving credit facility.  The total closing consideration included a base purchase price of $130 million, which was adjusted for WordStream’s estimated net working capital, cash on hand, debt and unpaid transaction expenses as of the closing, as well as escrow holdbacks totaling $6.3 million and a holdback of $100,000 for the Equityholder Representative’s expenses. The total closing consideration remains subject to confirmation and adjustment pursuant to certain customary post-closing true-up procedures set forth in the Merger Agreement.
In addition to the consideration payable upon the closing of the Merger, the Merger Agreement provides for certain additional consideration that may become payable to WordStream’s equityholders at a later date, including up to an additional $20 million in potential cash earn-out payments based on WordStream meeting certain revenue targets and up to $6.4 million in cash payable upon the release of the escrow and expense holdbacks (if such funds remain available for release).
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. Copies of the original Merger Agreement and the amendment thereto are filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.
On July 2, 2018, Gannett issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of May 9, 2018, by and among Gannett Co., Inc., Orca Merger Sub, Inc., WordStream, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Gannett Co., Inc. on May 10, 2018)*

Exhibit No.	Description
2.2	Letter Agreement, dated as of June 20, 2018, by and among Gannett Co., Inc., Orca Merger Sub, Inc., WordStream, Inc. and Shareholder Representative Services LLC

99.1	Press Release of Gannett Co., Inc. announcing completion of the Merger, dated July 2, 2018
________________________________________________________________________
* The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Gannett will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: July 2, 2018	By:	/s/ Barbara W. Wall
Barbara W. Wall
Senior Vice President and Chief Legal Officer